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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF MARTIN INDUSTRIES, INC.

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
                                                                                                  Jurisdiction of
         Name of Corporation                            Ownership                                 Incorporation
- ---------------------------------       -----------------------------------------------           ----------------------
1166081 Ontario Inc. ("1166081")        100% by Martin Industries, Inc. ("Registrant")            Ontario, Canada

Hunter Technology Inc. ("Hunter")       100% by 1166081                                           Ontario, Canada
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